Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
SECOND QUARTER 2020 RESULTS ON
JULY 15TH

Minneapolis – (July 1, 2020) – Sleep Number Corporation (Nasdaq: SNBR) will release its second quarter results, through June 27, 2020, after market close on Wednesday, July 15, 2020. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at  http://ir.sleepnumber.com/events. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
As a purpose driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 12 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of our approximately 600 Sleep Number® stores. More information is available on our newsroom and investor relations site.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (763) 551-7459; julie.elepano@sleepnumber.com